Exhibit 99.1

THIRD AMENDMENT TO 9% SECURED CONVERTIBLE PROMISSORY NOTE

This THIRD AMENDMENT TO 9% SECURED CONVERTIBLE PROMISSORY NOTE (this “Third Amendment”) is made and entered into on the 4th day of April, 2011 by and between GR MATCH, LLC, a Delaware limited liability company (“Lender”), CYBERDEFENDER CORPORATION, a Delaware corporation (“Borrower”).  Lender and Borrower may each be referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Lender loaned funds to CyberDefender Corporation, a California corporation (as predecessor in interest to Borrower) (“CyberDefender California”), pursuant to the terms and conditions of that certain Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between Lender and CyberDefender California, which loan is evidenced by that certain 9% Secured Convertible Promissory Note, dated March 31, 2010, issued by CyberDefender California in favor of Lender in the original principal amount of Five Million Three Hundred Thousand Dollars ($5,300,000), as amended by that certain First Amendment to 9% Secured Convertible Promissory Note, dated December 7, 2010 to be effective as of December 3, 2010, and that certain Second Amendment to 9% Secured Convertible Promissory Note, dated February 25, 2011 (collectively, the “Promissory Note”); and

WHEREAS, the Parties desire to further amend the Promissory Note as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:

1.           Amendment to Section 4 of the Promissory Note.  The following Section 4(d) shall be added to the Promissory Note:

(d)            Conversion  Limitation.  The Company shall use its commercially reasonable efforts to obtain, and the Company’s Board of Directors shall recommend, stockholder approval of the Company’s issuance of this Note and Holder’s rights to convert this Note, in accordance with the terms and conditions of this Note as originally issued and exclusive of the limitations on conversion set forth in this Section 4(d), at the Company’s annual meeting of stockholders to be conducted on May 26, 2011, and, if not approved then, at any subsequent special meeting conducted prior to the Maturity Date of this Note. Notwithstanding anything in Section 4(a) of this Note to the contrary, unless and until such stockholder approval is obtained, Holder’s rights to voluntarily convert all or a portion of this Note pursuant to Section 4(a) of this Note and Holder’s rights to voluntarily convert all or a portion of that certain Amended and Restated 9% Secured Convertible Promissory Note made as of the 25th day of February, 2011 by and between the Company and Holder (the “2011 Note”) pursuant to the terms and conditions thereof shall be limited to conversions resulting in a total number of shares of Common Stock which shall not exceed Five Million, Five Hundred Two Thousand, Nine Hundred Sixty-three (5,502,963). Unless and until such stockholder approval is obtained, any unconverted portion of this Note that would convert to a number of shares in excess of the total conversion limit shall remain due and payable as non-convertible debt in accordance with the terms and conditions of this Note.  In the event that the conversion limitations set forth in this Section 4(a) and any corresponding conversion limitations set forth in the 2011 Note limit the total number of shares of Common Stock issuable to Holder upon the conversion of this Note and the 2011 Note, the total number of shares of Common Stock converted under this Note and the 2011 Note, respectively, shall be allocated between this Note and the 2011 Note in the manner determined by Holder in its sole discretion.

2.           Conflict; Full Force and Effect.  In the event of any conflict between this Third Amendment and the Promissory Note, this Third Amendment shall control.  The Parties acknowledge and agree that, except as expressly provided herein, the provisions of the Promissory Note shall remain unmodified and in full force and effect.

3.           Successors and Assigns.  This Third Amendment is and shall be binding upon each of the Parties and their respective successors and assigns.

4.           Recitals.  The recitals to this Third Amendment are hereby incorporated by reference herein.

5.           Governing Law.  This Third Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

6.           Entire Agreement.  This Third Amendment contains the complete understanding and agreement of the Parties relating to the subject matter hereof and supersedes any prior understanding or agreement related thereto, whether written or oral.

7.           Counterparts.  This Third Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, this Third Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By:	/s/ Ben Van de Bunt
Name:
Title:

CyberDefender Corporation,
a Delaware corporation

By:	/s/ Gary Guseinov
Name: Gary Guseinov
Title: Chief Executive Officer